UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2008

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, Redpoint Bio Corporation, a Delaware corporation (the “Company”), amended the employment agreements of the following officers:  Dr. F. Raymond Salemme, Chief Executive Officer and President; Scott M. Horvitz, Chief Financial Officer, Treasurer and Secretary; and Dr. Scott A. Siegel, Vice President of Corporate Development.

These amendments are intended to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  The amendments make a number of changes with respect to the timing of payments of deferred compensation under the employment agreements to comply with Section 409A and modify the section relating to a termination without cause to be consistent with the requirements of Section 409A.  In addition, the amendment to Mr. Horvitz’s employment agreement provides Mr. Horvitz with the right to terminate his employment agreement for good reason, as defined in his agreement, upon a change of control.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between the Company and Dr. F. Raymond Salemme, dated December 22, 2008.
10.2	Amendment to Employment Agreement by and between the Company and Scott M. Horvitz, dated December 22, 2008.
10.3	Amendment to Employment Agreement by and between the Company and Dr. Scott A. Siegel, dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: December 23, 2008

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary